                                                                    EXHIBIT 99.1

October 23, 2003

Tower Automotive, Inc.
5211 Cascade Road S.E., Suite 300
Grand Rapids, Michigan 49546

CONTACTS
Financial: Dave Tuit (616) 802-1591
Media: Bev Pierce (616) 802-1630


FOR IMMEDIATE RELEASE

    TOWER AUTOMOTIVE ANNOUNCES RESULTS FOR THE THIRD QUARTER AND NINE MONTHS
                            ENDED SEPTEMBER 30, 2003

      GRAND RAPIDS, Mich., October 23 -- Tower Automotive, Inc. (NYSE: TWR) today announced third quarter revenues of $623 million, compared with $654 million in the third quarter of 2002. The company reported a net loss of $101 million, or $1.78 per diluted share, for the quarter versus net income for the third quarter of 2002 of $10 million, or $0.15 per diluted share. Third quarter 2003 results include a previously disclosed non-cash asset impairment charge of $122.7 million pre-tax and restructuring charges of $1.9 million pre-tax, with a combined after-tax impact of $1.45 per share.

      "Tower Automotive faced several challenges during the third quarter, including the impact of lower sales volumes related to labor disruptions at Hyundai and Kia facilities in South Korea. We also recorded significant asset impairment charges to align the company's balance sheet with our current business plan," said Kathleen Ligocki, President and Chief Executive Officer of Tower Automotive. "We are in the midst of several major program launches, which underlie our revenue growth over the next few years, and our top priority for our customers and shareholders is to deliver on the promise that growth represents."

      As previously disclosed, the company's third quarter earnings were also impacted by expenses of $4.4 million pre-tax, or $0.05 per share on an after-tax basis, related to executive leadership retirement and recruitment, as well as costs of $3.3 million pre-tax, or $0.04 per share on an after-tax basis, associated with an equipment failure that temporarily affected production at the company's Plymouth, MI facility. The company also increased its litigation reserves during the quarter by $1.2 million pre-tax, or $0.02 per share on an after-tax basis.

      For the nine months ended September 30, 2003, revenues were $2.1 billion, approximately equivalent to revenues for the same period in 2002. The company reported a net loss of $92 million, or

$1.62 per diluted share, for the nine months ended September 30, 2003 versus a net loss of $115 million, or $2.01 per diluted share, in the 2002 period. Several significant items occurred in the nine months ended September 30, 2003 and 2002 that reduced reported results by $1.77 and $2.80 per diluted share, respectively. The following tables summarize the impact of significant items in both the three-month and nine-month periods ended September 30, 2003 and September 30, 2002.

                                                            Three Months Ended
                                               -------------------------------------------
                                               September 30, 2003      September 30, 2002
                                               -------------------     -------------------
($ in thousands, except per share amounts)
                                                Net of                  Net of
                                                 tax      Per share      tax      Per share
                                               -------     -------     -------     -------
Restructuring and asset impairment charges     $82,206     $  1.45          --          --
Litigation reserves                                792        0.02          --          --
                                                           -------                 -------
Total impact per diluted share                             $  1.47                 $  0.00
                                                           =======                 =======

                                                                  Nine Months Ended
                                                ----------------------------------------------------
                                                   September 30, 2003         September 30, 2002
                                                -----------------------     ------------------------
($ in thousands, except per share amounts)
                                                 Net of                       Net of
                                                  tax         Per share        tax         Per share
                                                ---------     ---------     ---------      ---------
Restructuring and asset                         $  97,430     $    1.72     $  49,015      $    0.86
impairment charges
Litigation reserves                                 1,452          0.03            --             --
Production interruption costs                         769          0.01            --             --
Write-off of debt issuance                            292          0.01         1,296           0.02
costs
Write-off of assets at equity joint venture            --            --           443           0.01
Cumulative effect of SFAS 142 adoption                 --            --       112,786           1.97
Gain on sale of plant                                  --            --        (2,495)         (0.04)
Dilution effect                                        --            --            --          (0.02)
                                                              ---------                    ---------
Total impact per diluted share                                $    1.77                    $    2.80
                                                              =========                    =========

FOURTH QUARTER AND FULL-YEAR 2003 GUIDANCE

      The company expects fourth quarter revenues to be between $680 million and $700 million, which would result in revenues for the full year 2003 of approximately $2.8 billion. The company expects a net loss in the fourth quarter of approximately $0.26 per share on a GAAP basis, including pre-tax asset impairment and restructuring charges of $12.0 million, or $0.14 per share on an after-tax basis, that the company expects to record during the quarter. For the full year 2003, the company expects a net loss of $1.88 per share on a GAAP basis.

      The company expects fourth quarter EBITDA, a non-GAAP measure the company defines as earnings before interest, taxes, depreciation and amortization, and non-cash restructuring and asset impairment charges, of between $50 and $60 million, which would result in full - year 2003 EBITDA of between $240 and $250 million (a reconciliation of EBITDA to net income is attached in Table A).

      In addition, Tower Automotive revised its outlook for capital expenditures. The company now anticipates capital expenditures for 2003 will be approximately $240 million, compared to previous estimates of approximately $200 million. This increase is primarily associated with additional spending at the company's new facility in Ford's supplier park in Chicago. Tower Automotive continues to anticipate that revenues will grow between 12 percent and 15 percent from 2003 to 2005.

ACCESSING THE CONFERENCE CALL WEBCAST AND POWERPOINT PRESENTATION

      A conference call of the third quarter and nine month results is scheduled today at 10 a.m. ET. Investors may access the Webcast and online presentation by logging onto www.towerautomotive.com, selecting "Investors" and clicking on the Webcast icon.

      Tower Automotive, Inc., is a global designer and producer of vehicle structural components and assemblies used by every major automotive original equipment manufacturer, including Ford, DaimlerChrysler, GM, Honda, Toyota, Nissan, Fiat, Hyundai/Kia, BMW, and Volkswagen Group. Products include body structures and assemblies, lower vehicle frames and structures, chassis modules and systems, and suspension components. The company is based in Grand Rapids, Mich. Additional company information is available at www.towerautomotive.com.

FORWARD-LOOKING STATEMENTS

      This press release contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 that are subject to risks and uncertainties. You should not place undue reliance on those statements because they only speak as of the date of this press release. Forward-looking statements include information concerning our possible or assumed future results of operations. These statements often include words such as "believe," "expect," "project," "anticipate," "intend," "plan," "estimate," or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions.

      Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include: (i) the degree to which we are leveraged and our ability to generate sufficient cash flow from operations to meet our future liquidity needs; (ii) our reliance on major customers and selected vehicle platforms; (iii) the cyclicality and seasonality of the automotive market; (iv) our ability to obtain new business on new and redesigned models; (v) our ability to achieve the anticipated volume of production from new and planned supply programs; (vi) general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; (vii) increased competition in the automotive components supply market; (viii) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange;
(ix) changes in general economic conditions in the United States and Europe; and
(x) various other factors beyond our control. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

                     TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                       Three Months                        Nine Months
                                                     Ended September 30,                Ended September 30,
                                                 ----------------------------      ----------------------------
                                                     2003            2002             2003              2002
                                                 -----------      -----------      -----------      -----------
Revenues                                         $   623,013      $   653,841      $ 2,098,770      $ 2,072,820
Cost of sales                                        587,167          587,467        1,909,952        1,844,743
                                                 -----------      -----------      -----------      -----------
  Gross profit                                        35,846           66,374          188,818          228,077
Selling, general and administrative
   expenses                                           41,770           35,347          115,581          105,709
Restructuring and asset impairment charge            124,555               --          147,621           75,407
                                                 -----------      -----------      -----------      -----------
  Operating income                                  (130,479)          31,027          (74,384)          46,961
Interest expense, net                                 27,268           17,366           62,120           52,573
Other income                                              --               --               --             (900)
                                                 -----------      -----------      -----------      -----------
  Income (loss) before provision for
    income taxes                                    (157,747)          13,661         (136,504)          (4,712)
Provision (benefit) for income taxes                 (53,634)           4,797          (46,412)          (1,635)
                                                 -----------      -----------      -----------      -----------
  Income (loss) before equity in earnings of
    joint ventures and minority interest            (104,113)           8,864          (90,092)          (3,077)
Equity in earnings of joint ventures, net              4,393            4,061            8,181           12,723
Minority interest, net                                (1,070)          (3,380)          (9,730)         (11,727)
                                                 -----------      -----------      -----------      -----------
  Income (loss) before cumulative effect of
    change in accounting principle                  (100,790)           9,545          (91,641)          (2,081)
Cumulative effect of change in accounting
    principle                                             --               --               --          112,786
                                                 -----------      -----------      -----------      -----------
Net income (loss)                                $  (100,790)     $     9,545      $   (91,641)     $  (114,867)
                                                 ===========      ===========      ===========      ===========
Basic earnings (loss) per common share:
  Income (loss) before cumulative effect of
    change in accounting principle               $     (1.78)     $      0.15      $     (1.62)     $     (0.04)
  Cumulative effect of change in
    accounting principle                                  --               --               --            (1.97)
                                                 -----------      -----------      -----------      -----------
    Net income (loss)                            $     (1.78)     $      0.15      $     (1.62)     $     (2.01)
                                                 ===========      ===========      ===========      ===========
Weighted average basic shares outstanding             56,720           65,525           56,490           57,206
                                                 ===========      ===========      ===========      ===========
Diluted earnings (loss) per common share:
  Income (loss) before cumulative effect of
    change in accounting principle               $     (1.78)     $      0.15      $     (1.62)     $     (0.04)
  Cumulative effect of change in
    accounting principle                                  --               --               --            (1.97)
                                                 -----------      -----------      -----------      -----------
    Net income (loss)                            $     (1.78)     $      0.15      $     (1.62)     $     (2.01)
                                                 ===========      ===========      ===========      ===========
Weighted average diluted shares outstanding
                                                      56,720           65,612           56,490           57,206
                                                 ===========      ===========      ===========      ===========

                     TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                                   September 30,    December 31,
                                   Assets                             2003             2002
                                                                   -----------      -----------
                                                                   (unaudited)
Current assets:
        Cash and cash equivalents                                  $   135,257      $    13,699
        Accounts receivable                                            315,504          249,341
        Inventories                                                    123,361          133,074
        Deferred income taxes, net                                      16,903           20,634
        Prepaid tooling and other                                      197,763          100,433
                                                                   -----------      -----------
              Total current assets                                     788,788          517,181
                                                                   -----------      -----------
Property, plant and equipment, net                                     978,801        1,073,619
Investments in joint ventures                                          266,945          260,898
Deferred income taxes, net                                             164,363          105,699
Goodwill                                                               488,734          472,967
Other assets, net                                                      165,273          127,521
                                                                   -----------      -----------
                                                                   $ 2,852,904      $ 2,557,885
                                                                   ===========      ===========
                  Liabilities and Stockholders' Investment
Current liabilities:
        Current maturities of long-term debt and capital lease
           obligations                                             $   308,680      $   120,470
        Accounts payable                                               583,834          417,727
        Accrued liabilities                                            284,197          284,450
                                                                   -----------      -----------
              Total current liabilities                              1,176,711          822,647
                                                                   -----------      -----------
Long-term debt, net of current maturities                              996,577          535,220
Obligations under capital leases, net of current maturities             29,233           29,731
Convertible subordinated notes                                              --          199,984
Other noncurrent liabilities                                           221,944          199,477
                                                                   -----------      -----------
            Total noncurrent liabilities                             1,247,754          964,412
                                                                   -----------      -----------
Mandatorily redeemable trust convertible preferred securities               --          258,750
Stockholders' investment:
        Preferred stock                                                     --               --
        Common stock                                                       661              659
        Additional paid-in capital                                     686,979          683,072
        Retained deficit                                              (148,815)         (57,174)
        Deferred compensation plans                                    (10,036)         (10,746)
        Accumulated other comprehensive loss                           (40,490)         (43,875)
        Treasury stock                                                 (59,860)         (59,860)
                                                                   -----------      -----------
              Total stockholders' investment                           428,439          512,076
                                                                   -----------      -----------
                                                                   $ 2,852,904      $ 2,557,885
                                                                   ===========      ===========

                    TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (AMOUNTS IN THOUSANDS - UNAUDITED)

                                                                                         NINE MONTHS
                                                                                      ENDED SEPTEMBER 30,
                                                                                 ----------------------------
                                                                                    2003             2002
                                                                                 -----------      -----------
OPERATING ACTIVITIES:
       Net loss                                                                  $   (91,641)     $  (114,867)
       Adjustments required to reconcile net loss to net cash
         provided by operating activities -
          Cumulative effect of change in accounting principle                             --          112,786
          Non-cash restructuring and asset impairment charge                         145,724           75,407
          Customer recovery related to program cancellation                           15,600               --
          Depreciation                                                               119,639          102,208
          Deferred income tax benefit                                                (50,259)         (12,661)
          Deferred compensation plans                                                  1,142            1,631
          Gain on sale of plant                                                           --           (3,839)
          Equity in earnings of joint ventures, net                                   (8,181)         (12,723)
          Change in working capital and other operating items                          8,118         (128,837)
                                                                                 -----------      -----------
         Net cash provided by operating activities                                   140,142           19,105
                                                                                 -----------      -----------
INVESTING ACTIVITIES:
       Capital expenditures, net                                                    (180,126)        (108,364)
       Acquisitions, including joint venture interests, earnout payments and
          dividends                                                                    3,506          (35,888)
       Proceeds from sale of fixed assets                                                 --           50,313
                                                                                 -----------      -----------
          Net cash used in investing activities                                     (176,620)         (93,939)
                                                                                 -----------      -----------
FINANCING ACTIVITIES:
       Proceeds from borrowings                                                    1,548,797        1,585,606
       Repayments of debt                                                         (1,391,411)      (1,713,995)
       Net proceeds from issuance of stock                                               650          224,751
       Payments for repurchase of common shares                                           --          (17,371)
                                                                                 -----------      -----------
          Net cash provided by financing activities                                  158,036           78,991
                                                                                 -----------      -----------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                              121,558            4,157
CASH AND CASH EQUIVALENTS:
       Beginning of period                                                            13,699           21,767
                                                                                 -----------      -----------
       End of period                                                             $   135,257      $    25,924
                                                                                 ===========      ===========

                                     TABLE A

RECONCILIATION OF EBITDA TO NET INCOME (LOSS)
                                                             ACTUAL      ACTUAL       ACTUAL     ESTIMATE     ACT + EST
($ in thousands)                                            Q1 2003     Q2 2003      Q3 2003      Q4 2003       2003
                                                           ---------   ---------    ---------    ---------    ---------
EBITDA                                                     $  75,239   $  78,156    $  36,035    $  53,100    $ 242,530
Less:  Interest expense                                       16,769      18,083       27,268       31,600       93,720
Less:  Provision (benefit) for income taxes                    7,847        (625)     (53,634)      (9,500)     (55,912)
Less:  Depreciation expense                                   39,051      40,055       40,533       39,200      158,839
Less:  Non-cash restructuring & asset impairment charges          --      23,066      122,658        6,300      152,024
                                                           ---------   ---------    ---------    ---------    ---------
Net income (loss)                                          $  11,572   $  (2,423)   $(100,790)   $ (14,500)   $(106,141)

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